S&T Bancorp, Inc. Consolidated Selected Financial Data March 31, 2005 (Dollars in thousands except per share data)	Page 1 of 3
	2004				2005
	March	June	September	December	March
For the period:	1Q	2Q	3Q	4Q	1Q

Interest Income	$35,596	$36,239	$37,728	$39,075	$39,466
Interest Expense	9,506	9,548	10,549	11,287	12,148
Net Interest Income	26,090	26,691	27,179	27,788	27,318
Taxable Equivalent Adjustment	920	924	927	936	975
Net Interest Income (FTE)	27,010	27,615	28,106	28,724	28,293
Provision For Loan Losses	1,500	1,900	1,500	(500)	800
Net Interest Income After Provisions (FTE)	25,510	25,715	26,606	29,224	27,493

Security Gains, Net	1,520	1,708	1,144	972	1,668

Service Charges and Fees	2,232	2,359	2,316	2,476	2,181
Wealth Management	1,517	1,525	1,471	1,688	1,643
Insurance	1,076	1,115	1,219	1,148	1,403
Other	2,048	2,474	1,814	2,380	2,191
Total Other Income	6,873	7,473	6,820	7,692	7,418

Salaries and Employee Benefits	8,292	8,006	8,438	8,109	8,798
Occupancy and Equip. Expense, Net	1,720	1,710	1,752	1,900	2,290
Data Processing Expense	999	975	956	1,036	1,035
FDIC Expense	73	74	72	70	74
Other	3,653	4,047	3,680	4,630	3,876
Total Other Expense	14,737	14,812	14,898	15,745	16,073

Income Before Taxes	19,166	20,084	19,672	22,143	20,506
Taxable Equivalent Adjustment	920	924	927	936	975
Applicable Income Taxes	5,290	5,588	5,468	6,655	5,711

Net Income	$12,956	$13,572	$13,277	$14,552	$13,820

Per Common Share Data:
Shares Outstanding at End of Period	26,619,399	26,261,769	26,513,869	26,600,395	26,584,029
Average Shares Outstanding - Diluted	26,950,542	26,644,177	26,709,616	26,896,777	26,951,090
Net Income - Diluted	$0.48	$0.51	$0.50	$0.54	$0.51
Dividends Declared	$0.26	$0.27	$0.27	$0.27	$0.28
Book Value	$12.74	$12.25	$12.77	$13.12	$13.06
Market Value	$30.06	$31.98	$35.71	$37.69	$35.40

S&T Bancorp, Inc. Consolidated Selected Financial Data March 31, 2005 (Dollars in thousands)	Page 2 of 3
	2004				2005
	March	June	September	December	March
Asset Quality Data	1Q	2Q	3Q	4Q	1Q

Nonaccrual Loans and Nonperforming Loans	$12,465	$13,514	$15,895	$6,309	$7,331
Assets acquired through foreclosure
or repossession	2,287	521	2,822	2,119	1,536
Nonperforming Assets	14,752	14,035	18,717	8,428	8,867
Allowance for Loan Losses	32,658	32,792	32,127	34,262	34,339
Nonperforming Loans / Loans	0.57%	0.60%	0.69%	0.28%	0.32%
Allowance for Loan Losses / Loans	1.50%	1.46%	1.40%	1.50%	1.48%
Allowance for Loan Losses / Nonperforming Loans	262%	243%	202%	543%	468%
Net Loan Charge-offs (Recoveries)	320	1,765	2,166	(2,635)	723
Net Loan Charge-offs (Recoveries) (annualized)/ Average Loans	0.06%	0.32%	0.38%	-0.46%	0.13%

Balance Sheet (Period-End)
Assets	$2,956,404	$3,006,203	$3,009,776	$2,989,034	$3,027,881
Earning Assets	2,776,693	2,823,231	2,829,035	2,805,522	2,841,330
Securities	592,761	576,612	536,783	518,171	522,631
Loans, Gross	2,183,931	2,246,619	2,292,253	2,287,351	2,318,699
Total Deposits	1,977,330	1,976,340	2,079,182	2,176,263	2,168,932
Non-Interest Bearing Deposits	382,110	376,471	416,748	415,812	404,557
NOW, Money Market & Savings	756,965	742,582	772,783	896,395	904,809
CD's $100,000 and over	176,512	187,574	197,347	192,761	187,010
Other Time Deposits	661,743	669,713	692,304	671,295	672,556
Short-term borrowings	463,000	542,598	456,684	323,384	399,846
Long-term Debt	116,890	116,894	86,328	86,303	61,115
Shareholder's Equity	339,095	321,625	338,575	349,129	347,279

Balance Sheet (Daily Averages)
Assets	$2,908,794	$2,979,134	$3,002,225	$3,000,134	$2,998,237
Earning Assets	2,732,315	2,798,943	2,821,311	2,818,925	2,813,642
Securities	597,845	583,192	555,568	530,547	518,872
Loans, Gross	2,134,470	2,215,751	2,264,843	2,285,101	2,294,699
Deposits	1,955,025	1,982,751	2,040,251	2,116,041	2,157,201
Shareholder's Equity	341,835	330,474	333,545	347,105	353,472

S&T Bancorp, Inc. Consolidated Selected Financial Data March 31, 2005 (Dollars in thousands except per share data)	Page 3 of 3
	2004				2005
	March	June	September	December	March
Profitability Ratios (annualized)	1Q	2Q	3Q	4Q	1Q

Return on Average Assets	1.79%	1.83%	1.76%	1.93%	1.87%
Return on Average Shareholder's Equity	15.24%	16.52%	15.84%	16.68%	15.86%
Yield on Earning Assets (FTE)	5.39%	5.35%	5.46%	5.66%	5.84%
Cost of Interest Bearing Funds	1.79%	1.74%	1.90%	2.06%	2.27%
Net Interest Margin (FTE)(4)	3.98%	3.97%	3.96%	4.05%	4.08%
Efficiency Ratio (FTE)(1)	43.49%	42.22%	42.66%	43.24%	45.01%

Capitalization Ratios

Dividends Paid to Net Income	53.48%	51.06%	53.34%	49.20%	51.97%
Shareholder's Equity to Assets (Period End)	11.47%	10.70%	11.25%	11.68%	11.47%
Leverage Ratio (2)	9.15%	8.80%	9.15%	9.51%	9.68%
Risk Based Capital - Tier I (3)	10.55%	10.10%	10.44%	10.84%	10.86%
Risk Based Capital - Tier II (3)	12.31%	11.78%	12.13%	12.58%	12.52%

Definitions:

(1) Recurring non-interest expense divided by recurring non-interest income plus net interest income, on a fully taxable equivalent basis.
(2) Equity less goodwill to total assets and allowance for loan losses.
(3) Effective October 1, 1998, banking regulators require financial institutions to include 45% of the pretax net unrealized holding gains on available for sale equity securities in Tier 2 capital.
(4) Net interest income, on a fully taxable equivalent basis, annualized divided by quarter to date average earning assets.